Exhibit 21.1

Subsidiaries of Registrant

Company Name	Jurisdiction
Domestic Subsidiaries:

Automation Unlimited, Inc. (inactive)	Massachusetts

Birch Nantucket Holding Company, LLC	Delaware

Kensington Laboratories, Inc. (inactive)	California

Newport Domestic International Sales Corporation (inactive)	California

Newport European Distribution Company	California

Newport Finance Company I, LLC	Delaware

Newport Finance Company II, LLC	Delaware

Newport Franklin, Inc. (indirect)	Delaware

Newport Government Systems, Inc. (inactive)	California

Newport Inspection Holdings, Inc. (inactive)	Michigan

Newport Precision Optics Corporation	New York

Newport Rochester, Inc. (indirect)	Delaware

Newport Stratford, Inc. (indirect)	Delaware

Spectra-Physics, Inc. (indirect)	Delaware

Spectra-Physics Optics Corporation (indirect, inactive)	California

Spectra-Physics Semiconductor Lasers, Inc. (indirect)	Delaware

Unique Equipment Co. (inactive) (d/b/a Newport Advanced Automation Systems Group)	Arizona

Foreign Subsidiaries:

Hilger Analytical Limited (indirect; inactive)	United Kingdom

Hilger Crystals Limited (indirect)	United Kingdom

Micro Controle Finance Holding 1 (indirect)	France

Micro Controle Finance Holding 2 (indirect)	France

Micro Controle Holdings Ltd. (inactive)	United Kingdom

Micro Controle Italia S.r.l.	Italy

Micro Controle Ltd. (indirect; inactive)	United Kingdom

Micro Controle Spectra-Physics S.A.S.	France

Micro Controle UK Ltd. (indirect; inactive)	United Kingdom

MRSI Asia Pte. Ltd.	Singapore

MRSI Europe, B.V.	Netherlands

Newport Corporation (Barbados) SRL	Barbados

Newport Instruments AG (inactive)	Switzerland

Newport Instruments Canada Corporation	Canada

Newport Spectra-Physics B.V.	Netherlands

Newport Spectra-Physics GmbH (indirect)	Germany

Newport Spectra-Physics Ltd.	United Kingdom

Newport Opto-Electronics Technologies (indirect)	China

Spectra-Physics K.K. (indirect)	Japan

Spectra-Physics Lasers Limited (indirect; inactive)	United Kingdom

Spectra-Physics Limited (indirect; inactive)	United Kingdom